Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

Palm Beach Gardens, Florida May 25, 2010

DYCOM ANNOUNCES FISCAL 2010 THIRD QUARTER RESULTS

Palm Beach Gardens, Florida, May 25, 2010--Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter ended April 24, 2010.  The Company reported:

•	contract revenues of $231.6 million for the quarter ended April 24, 2010, compared to $257.7 million for the quarter ended April 25, 2009, a decrease of 10.1%;

•
income from continuing operations on a GAAP basis of $1.6 million, or $0.04 per common share diluted, for the quarter ended April 24, 2010, compared to $7.6 million, or $0.19 per common share diluted, for the quarter ended April 25, 2009;  and

•
income from continuing operations on a Non-GAAP basis of $0.6 million, or $0.02 per common share diluted, for the quarter ended April 24, 2010, compared to $5.0 million, or $0.13 per common share diluted, for the quarter ended April 25, 2009.

Non-GAAP income from continuing operations for the quarter ended April 24, 2010 excludes a $1.0 million reduction to income tax expense related to the reversal of certain income tax liabilities no longer required. For the quarter ended April 25, 2009, Non-GAAP income from continuing operations excludes a pre-tax gain of $1.7 million related to the buyback of $10.0 million aggregate principal amount of the Company’s senior subordinated notes, and a reduction of interest and income tax expenses of $0.3 million and $1.4 million, respectively, related to the reversal of certain income tax liabilities no longer required.  See the accompanying table which presents a reconciliation of Non-GAAP income from continuing operations to GAAP income from continuing operations.

The Company also reported:

•	contract revenues of $707.1 million for the nine months ended April 24, 2010, compared to $837.2 million for the nine months ended April 25, 2009, a decrease of 15.5%;

•
income from continuing operations on a GAAP basis of $1.2 million, or $0.03 per common share diluted, for the nine months ended April 24, 2010, compared to a loss of $59.8 million, or $1.52 per common share diluted, for the nine months ended April 25, 2009; and

•
income from continuing operations on a Non-GAAP basis of $2.1 million, or $0.05 per common share diluted, for the nine months ended April 24, 2010, compared to Non-GAAP income from continuing operations of $14.2 million, or $0.36 per common share diluted, for the nine months ended April 25, 2009.

Non-GAAP income from continuing operations for the nine months ended April 24, 2010 excludes a $1.6 million pre-tax charge in cost of earned revenues for the settlement of a wage and hour class action claim, a $1.1 million non-cash charge to income tax expense for a valuation allowance against a deferred tax asset recorded during the first quarter of fiscal 2010, and a $1.0 million reduction to income tax expense related to the reversal of certain income tax liabilities no longer required.  For the nine months ended April 25, 2009, Non-GAAP income from continuing operations excludes a pre-tax goodwill impairment charge of $94.4 million, a pre-tax gain of approximately $3.0 million related to the buyback of $14.65 million aggregate principal amount of the Company’s senior subordinated notes, the write-off of $0.6 million of deferred financing costs in connection with the replacement of the Company’s credit facility during the prior year, and a reduction of interest and income tax expenses of $0.3 million and $1.4 million, respectively, related to the reversal of certain income tax related liabilities no longer required.  See the accompanying table which presents a reconciliation of Non-GAAP income from continuing operations to GAAP income from continuing operations.

A Tele-Conference call to review the Company’s results will be hosted at 9 a.m. (ET), Wednesday, May 26, 2010; Call 800-230-1074 (United States) or 612-288-0329 (International) and request “Dycom Results” conference call.  A live webcast of the conference call, along with a slide presentation, will be available at http://www.dycomind.com under the heading “Events.”  If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the slide presentation will be available at http://www.dycomind.com until Friday, June 25, 2010.

Dycom is a leading provider of specialty contracting services throughout the United States.  These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

Fiscal 2010 third quarter and nine-month results are preliminary and are unaudited.  This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act.  These statements are based on management’s current expectations, estimates and projections.  Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release.  Such risks and uncertainties include:  business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission.  The Company does not undertake to update forward-looking statements.

--- Tables Follows ---

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
April 24, 2010 and July 25, 2009
Unaudited

	April 24,	July 25,
	2010	2009
	($ in 000's)
ASSETS
Current Assets:
Cash and equivalents	$116,155	$104,707
Accounts receivable, net	96,773	116,968
Costs and estimated earnings in excess of billings	59,867	67,111
Deferred tax assets, net	14,033	15,779
Income taxes receivable	8,213	7,016
Inventories	13,091	8,303
Other current assets	11,212	7,323
Total current assets	319,344	327,207

Property and equipment, net	137,740	142,132
Goodwill	157,851	157,851
Intangible assets, net	51,309	56,056
Other	10,339	10,211
Total	$676,583	$693,457

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$28,003	$28,977
Current portion of debt	150	926
Billings in excess of costs and estimated earnings	582	151
Accrued insurance claims	26,919	27,386
Other accrued liabilities	42,095	52,590
Total current liabilities	97,749	110,030

Long-term debt	135,350	135,377
Accrued insurance claims	26,957	29,759
Deferred tax liabilities, net non-current	23,786	22,910
Other liabilities	3,650	4,758

Stockholders' Equity	389,091	390,623

Total	$676,583	$693,457

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 24,	April 25,	April 24,	April 25,
	2010	2009	2010	2009
		(In 000's, except per share amounts)

Contract revenues	$231,636	$257,719	$707,082	$837,209

Cost of earned revenues, excluding depreciation and amortization	191,333	206,733	582,241	681,239
General and administrative expenses (1)	24,297	24,276	71,698	73,350
Depreciation and amortization	15,852	16,163	46,558	49,592
Goodwill impairment charge	-	-	-	94,429
Total	231,482	247,172	700,497	898,610

Interest income	27	60	85	234
Interest expense	(3,386)	(3,162)	(10,470)	(11,313)
Other income, net	4,451	3,566	6,459	5,799

Income (loss) from continuing operations before income taxes	1,246	11,011	2,659	(66,681)

Provision (benefit) for income taxes	(402)	3,442	1,453	(6,882)

Income (loss) from continuing operations	1,648	7,569	1,206	(59,799)

Income (loss) from discontinued operations, net of tax	-	28	-	(9)

Net income (loss)	$1,648	$7,597	$1,206	$(59,808)

Income (loss) per common share - Basic:

Income (loss) from continuing operations	$0.04	$0.19	$0.03	$(1.52)
Income (loss) from discontinued operations	-	-	-	-
Net income (loss)	$0.04	$0.19	$0.03	$(1.52)

Income (loss) per common share - Diluted:

Income (loss) from continuing operations	$0.04	$0.19	$0.03	$(1.52)
Income (loss) from discontinued operations	-	-	-	-
Net income (loss)	$0.04	$0.19	$0.03	$(1.52)

Shares used in computing income (loss) per common share:
Basic	39,021,043	39,330,308	39,028,637	39,343,834

Diluted	39,054,443	39,346,102	39,102,612	39,343,834

(1) Includes stock-based compensation expense of $0.8 million and $2.5 million for the three and nine months ended April 24, 2010, respectively, and $0.9 million and $2.8 million for the three and nine months ended April 25, 2009, respectively.

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 24,	April 25,	April 24,	April 25,
	2010	2009	2010	2009
		(In 000's, except per share amounts)

Pre-Tax Reconciling Items increasing (decreasing) income (loss) from continuing operations:

Charge for wage and hour class action settlement	$-	$-	$(1,550)	$-
Goodwill impairment charge	-	-	-	(94,429)
Gain on debt extinguishment, net	-	1,727	-	3,027
Write-off of deferred financing costs	-	-	-	(551)
Reversal of interest expense on certain income tax liabilities	-	268	-	268
Total Pre-Tax Reconciling Items	$-	$1,995	$(1,550)	$(91,685)
Tax-effect of Pre-Tax Reconciling Items	-	(793)	714	16,308
Other Reconciling Items increasing (decreasing) income (loss) from continuing operations:
Valuation allowance on deferred tax asset	-	-	(1,090)	-
Reversal of certain income tax liabilities	999	1,358	999	1,358
Total Reconciling Items, net of tax	$999	$2,560	$(927)	$(74,019)

GAAP income (loss) from continuing operations	$1,648	$7,569	$1,206	$(59,799)
Adjustment for Reconciling Items above, net of tax	(999)	(2,560)	927	74,019
Non-GAAP income from continuing operations	$649	$5,009	$2,133	$14,220

Earnings (loss) per common share from continuing operations:

Basic earnings (loss) per share from continuing operations - GAAP	$0.04	$0.19	$0.03	$(1.52)
Adjustment for Reconciling Items above, net of tax	(0.03)	(0.07)	0.02	1.88
Basic earnings per common share from continuing operations - Non-GAAP	$0.02	$0.13	$0.05	$0.36

Diluted earnings (loss) per share from continuing operations - GAAP	$0.04	$0.19	$0.03	$(1.52)
Adjustment for Reconciling Items above, net of tax	(0.03)	(0.07)	0.02	1.88
Diluted earnings per common share from continuing operations- Non-GAAP	$0.02	$0.13	$0.05	$0.36

Shares used in computing GAAP earnings (loss) per common share from continuing operations and adjustment for Reconciling Items above:

Basic	39,021,043	39,330,308	39,028,637	39,343,834

Diluted	39,054,443	39,346,102	39,102,612	39,343,834

Shares used in computing Non-GAAP earnings per common share from continuing operations:

Basic	39,021,043	39,330,308	39,028,637	39,343,834

Diluted	39,054,443	39,346,102	39,102,612	39,393,923

Earnings per share amounts may not add due to rounding.